Exhibit 99.1

KINGSWAY REPORTS FULL YEAR 2021 RESULTS – PUBLISHES ANNUAL SHAREHOLDER LETTER

Itasca, Illinois (February 28, 2022) - (NYSE: KFS) Kingsway Financial Services Inc. (“Kingsway” or the “Company”) today announced its operating results for the twelve months ended December 31, 2021, which includes the following highlights:

●

Net income improved to $1.9 million for the twelve months ended December 31, 2021, from a net loss of ($5.4) million for the same period in 2020, despite the fact the Company recorded a non-cash, cumulative adjustment to net income of $0.5 million in the September 2021 quarter relating to its finalization of the purchase accounting for PWI (see further discussion in the annual shareholder letter)

●	Non-GAAP adjusted income grew to $11.7 million for the twelve months ended December 31, 2021, compared to a non-GAAP adjusted loss of ($0.6) million for the same period in 2020

●	The Company acquired Ravix Financial Inc. (“Ravix”) on October 1, 2021. For the fourth quarter of 2021 the net income and non-GAAP adjusted income results above include those of Ravix, which is included in the Company’s newly-formed Kingsway Search Xcelerator segment

●

Extended Warranty segment operating income increased to $12.6 million for the twelve months ended December 31, 2021 compared to $6.6 million for the same period in 2020, despite the fact the Company recorded a non-cash, cumulative reduction to revenue of $1.9 million – which had a corresponding reduction to operating income – in the September 2021 quarter relating to its finalization of the purchase accounting for PWI (see further discussion in the annual shareholder letter)

●

Extended Warranty segment non-GAAP adjusted EBITDA improved to $13.0 million for the twelve months ended December 31, 2021, from $7.5 million for the same period in 2020, despite the fact the Company recorded a non-cash, cumulative reduction to service fee and commission revenue of $1.9 million – which had a corresponding reduction to non-GAAP adjusted EBITDA – in the September 2021 quarter relating to its finalization of the purchase accounting for PWI (see further discussion in the annual shareholder letter)

●	The 2020 results above include only one month of PWI results given it was acquired on December 1, 2020

“This was a great year for Kingsway”, said John T. Fitzgerald, Chief Executive Officer.  “We saw significant operating improvements within our extended warranty businesses.  We added another high-quality, asset-light business with the acquisition of Ravix Financial Inc. through our Kingsway Search Xcelerator program, and at year-end we finalized the acquisition of RoeCo Lafayette, LLC demonstrating our continued focus on tax advantaged credit-tenant real estate investments.  Throughout the year we made considerable progress in growing our business while simultaneously monetizing legacy assets and keeping non-strategic expenses in-check.”

The Company has published its annual shareholder letter (“Shareholder Letter”), which can be found on the Company’s website at http://bit.ly/kfs2021.

Refer to the Shareholder Letter for a complete reconciliation of GAAP to non-GAAP measures.

The Company today also filed its 2021 Annual Report on Form 10-K.

About the Company

Kingsway is a holding company that owns or controls subsidiaries primarily in the extended warranty, business services, asset management and real estate industries. The common shares of Kingsway are listed on the New York Stock Exchange under the trading symbol “KFS.”

Non U.S. GAAP Financial Measure

The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when presented in conjunction with comparable GAAP measures, provide useful information about the Company’s operating results and enhances the overall ability to assess the Company’s financial performance. The Company uses non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, together with other measures of performance under GAAP, to compare the relative performance of operations in planning, budgeting and reviewing the performance of its business. Non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA allow investors to make a more meaningful comparison between the Company’s core business operating results over different periods of time. The Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA, when viewed with the Company’s results under GAAP and the accompanying reconciliations, provide useful information about the Company’s business without regard to potential distortions. By eliminating potential differences in results of operations between periods caused by the factors listed in the attached schedules, the Company believes that non-GAAP adjusted net income (loss) and non-GAAP adjusted EBITDA can provide useful additional basis for comparing the current performance of the underlying operations being evaluated. Investors should consider these non GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. Investors are encouraged to review the Company's financial results prepared in accordance with GAAP to understand the Company's performance taking into account all relevant factors.

Forward-Looking Statements

This press release and/or Shareholder Letter may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. Words such as “expects,” “believes,” “anticipates,” “intends,” “estimates,” “seeks” and variations and similar words and expressions are intended to identify such forward-looking statements; however, the absence of any such words does not mean that a statement is a not a forward-looking statement. Such forward-looking statements relate to future events or future performance, but reflect Kingsway management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements, including as a result of the COVID 19 pandemic. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the section entitled “Risk Factors” in the Company’s 2021 Annual Report on Form 10-K and subsequent Form 10-Qs and Form 8-Ks filed with the Securities and Exchange Commission. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Additional Information

Additional information about Kingsway, including a copy of its Annual Reports can be accessed on the EDGAR section of the U.S. Securities and Exchange Commission’s website at www.sec.gov, on the Canadian Securities Administrators’ website at www.sedar.com, or through the Company’s website at www.kingsway-financial.com.

Kingsway Financial Services Inc.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Income (Loss)

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/21	12/31/21	9/30/21	6/30/21	3/31/21
GAAP Net Income (Loss)	$1,860	$1,443	$(226)	$(256)	$899

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(408)	(240)	(97)	(71)	-
Change in fair value of investments (2)	(2,149)	(644)	(1,172)	(686)	353
Change in fair value of debt (3)	3,202	1,033	412	738	1,019
Change in fair value of earn-out (4)	263	263	-	-	-
Litigation expenses (5)	465	-	121	-	344
Acquisition and disposition related expenses (6)	387	300	87	-	-
Employee termination and recruiting expenses (7)	160	-	-	-	160
Stock-based compensation expense (8)	3,700	692	574	735	1,699
CMC Settlement (12)	(645)	-	-	-	(645)
Amortization expense	4,901	1,476	2,432	496	497
Total Non-GAAP Adjustments	9,876	2,880	2,357	1,212	3,427

Non-GAAP Adjusted Income (Loss) (13)	$11,736	$4,323	$2,131	$956	$4,326

	Twelve Months Ended	For the Three Months Ended
	12/31/20	12/31/20	9/30/20	6/30/20	3/31/20
GAAP Net Loss	$(5,416)	$(2,478)	$(1,124)	$(1,421)	$(393)

Non-GAAP Adjustments:
(Gain) Loss on sale of non-core investments (1)	(10)	(51)	101	-	(60)
Change in fair value of investments (2)	(4,568)	(2,193)	(1,377)	(366)	(632)
Change in fair value of debt (3)	(1,173)	767	503	202	(2,645)
Litigation expenses (5)	2,692	997	535	19	1,141
Acquisition and disposition related expenses (6)	412	238	139	-	35
Employee termination and recruiting expenses (7)	352	-	11	46	295
Stock-based compensation expense (8)	1,535	1,106	127	131	171
Net gain from discontinued operations, net of taxes (9)	(6)	-	-	(6)	-
Extraordinary audit and audit-related expenses (10)	771	-	76	305	390
Loss on extinguishment of debt (11)	851	851	-	-	-
CMC Settlement (12)	1,603	1,603	-	-	-
Impairment of assets	117	-	-	-	117
Amortization expense	2,290	572	572	573	573
Total Non-GAAP Adjustments	4,866	3,890	687	904	(615)

Non-GAAP Adjusted (Loss) Income (13)	$(550)	$1,412	$(437)	$(517)	$(1,008)

(1)

Represents realized gains and losses on the Company’s non-core investments. The Company has determined that realized gains and losses relating to its Argo investment fund are core to its strategic operations; therefore, Argo realized gains and losses have been removed from this line item, resulting in immaterial increases to prior period amounts.

(2)

The Company has investments in several entities that are not essential to the ongoing operations and strategy of the Company. The investments are recorded at fair value and changes to fair value are recorded as unrealized gains or losses.

(3)

The Company records its subordinated debt at fair value and changes to fair value (net of the portion of the change attributable to instrument-specific credit risk) are recorded as unrealized gains or losses.

(4)

As part of the Ravix acquisition, the sellers have the opportunity to earn up to $4.5 million over three years from the acquisition date.  The earn-out is measured at fair value each quarter, with changes in fair value recorded as other income or expense.

(5)	Legal expenses associated with the Company's defense against significant litigation matters.
(6)	Expenses related to legal, accounting and other expenses associated with completed and contemplated acquisitions and disposals.
(7)	Includes charges relating to severance and consulting agreements pertaining to former key employees.
(8)

Non-cash expense arising from the grant and modification of stock-based awards to employees. Q4 2021 includes new includes new grants to certain officers of the Company, as well as a new grant to the President of one of the Company’s subsidiaries.  Q1 2021 includes new grants to certain officers of the Company, a portion of which vested upon grant. In Q4 2020, the Company modified an award previously granted to the President of one of its subsidiaries, resulting in additional non-cash compensation expense associated with the change in fair value of the award.

(9)

Includes gains relating to the October 2018 completed sale of the Mendota group of companies. Refer to Note 5, Disposal and Discontinued Operations, to the Company's 2020 Annual Report on Form 10-K for further information.

(10)	Extraordinary audit and audit-related expenses incurred as a result of the delayed filing of the 2018 and 2019 Kingsway audited financial statements and related quarterly filings.
(11)	Early termination fees and write-off of unamortized debt issuance costs and discount associated with the early extinguishment of the 2019 KWH loan as part of the Company's purchase of PWI.
(12)

In March 2021, DGI, TRT LeaseCo, LLC and various other entities affiliated with each of them entered into a settlement agreement with respect to such litigation and certain other matters ("CMC Settlement Agreement"). As part of the settlement, the Company made a one-time fee payment to DGI of which $1.6 million relates to rental income collected in periods prior to 2020. In 2021, the Company recorded a benefit related to the finalization of management fees and legal expenses associated with the settlement of CMC litigation.

(13)	Includes a benefit of $2.5 million and $0.4 million from PPP loan forgiveness for the three months ended March 31, 2021 and December 31, 2020, respectively.

Kingsway Financial Services Inc.

Reconciliation of Extended Warranty Segment Operating Income to Non-GAAP Adjusted EBITDA

and Pro Forma Non-GAAP Adjusted EBITDA

(in thousands)

(UNAUDITED)

	Twelve Months Ended	For the Three Months Ended
	12/31/21	12/31/21	9/30/21	6/30/21	3/31/21
GAAP Operating Income for Extended Warranty segment (1) (2)	$12,636	$3,327	$1,400	$2,600	$5,309

Non-GAAP Adjustments:
Investment income (3)	203	52	66	42	43
Gain (loss) on sale of core investments (4)	14	19	(18)	1	12
Depreciation	215	95	55	53	12
Total Non-GAAP Adjustments	432	166	103	96	67

Non-GAAP adjusted EBITDA for Extended Warranty segment (1)	$13,068	$3,493	$1,503	$2,696	$5,376

	Twelve Months Ended	For the Three Months Ended
	12/31/20	12/31/20	9/30/20	6/30/20	3/31/20
GAAP Operating Income for Extended Warranty segment (2)	$6,604	$3,264	$1,205	$1,285	$850

Non-GAAP Adjustments:
Investment income (3)	395	51	100	100	144
Gain (loss) on sale of core investments (4)	95	(3)	29	8	61
Impairment of assets	117	-	-	-	117
Depreciation	280	112	58	55	55
Total Non-GAAP Adjustments	887	160	187	163	377

Non-GAAP adjusted EBITDA for Extended Warranty segment	$7,491	$3,424	$1,392	$1,448	$1,227
PWI operating income (5)	5,474	914	1,096	2,214	1,250
PWI depreciation (5)	69	30	13	13	13
Pro forma Non-GAAP adjusted EBITDA for Extended Warranty segment	$13,034	$4,368	$2,501	$3,675	$2,490

(1)   Three months ended 9/30/2021 and twelve months ended 12/31/2021 includes a $1.9 million non-cash, current period cumulative reduction to service fee and commission revenue relating to the finalization of the PWI purchase accounting.

(2)     Includes one month of PWI operating income for the three months ended December 31, 2020 and excludes PWI for prior periods. Also includes a benefit of $2.2 million and $0.4 million from PPP loan forgiveness for the three months ended March 31, 2021 and December 31, 2020, respectively.

(3)     Investment income arising as part of Extended Warranty segment’s minimum holding requirements

(4)     Realized Gains (losses) resulting from investments held in trust as part of Extended Warranty segment’s minimum holding requirements

(5)    Includes amounts related to PWI prior to acquisition (October 2019 through November 2020).